Exhibit 31.1

Certification

I, Bruce R. Lakefield, certify that:

(1) I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of US Airways Group, Inc.; and

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Bruce R. Lakefield
Name: Bruce R. Lakefield Title: Chief Executive Officer Date: August 27, 2004